EXHIBIT 21.1
                           TRIMBLE NAVIGATION LIMITED
                       LIST OF SUBSIDIARIES OF REGISTRANT

Name of Subsidiary                                              Jurisdiction of
                                                                 Incorporation

Trimble Navigation Australia Pty Limited                             Australia

Spectra Precision Pty Ltd.                                           Australia

Trimble Austria Ges.mbH                                              Austria

Trimble Belgium BVBA                                                 Belgium

Trimble Brasil Limitada                                              Brazil

Datacom Software Limited                                             California

Jamestown Manufacturing Corporation                                  California

Trimble Export Limited                                               California

Trimble Navigation International Limited                             California

Trimble Specialty Products, Inc.                                     California

TR Navigation Corporation                                            California

Trimble Canada Ltd.                                                  Canada

Trimble Navigation Technology (Shanghai) Co. Ltd.                    China

SPHM Inc.                                                            Delaware

Trimble Middle East WLL                                              Egypt

Trimble France S.A.S.                                                France

Trimble GmbH                                                         Germany

Trimble Holdings GmbH                                                Germany

Trimble Kaiserslautern GmbH                                          Germany

Trimble terraSat GmbH                                                Germany

ZSP Geodetic Systems GmbH                                            Germany

Trimble Italia SRL                                                   Italy

Trimble Navigation Italia s.r.l                                      Italy

Trimble Japan K.K.                                                   Japan

Spectra Precision de Mexico, SA de CV                                Mexico

Trimble Mexico S de RL                                               Mexico

Trimble Europe B.V.                                                  Netherlands

Trimble Navigation New Zealand Limited                               New Zealand

Datacom Software Research Limited                                    New Zealand

Tripod Data Systems                                                  Oregon

Trimble Navigation Singapore PTE Limited                             Singapore

Trimble International Holdings S.L.                                  Spain

Trimble Navigation Iberica S.L.                                      Spain

Spectra Precision Scandinavia AB                                     Sweden

Trimble AB                                                           Sweden

TNL Flight Services, Inc                                             Texas

Trimble Navigation Europe Limited                               United Kingdom

Trimble Pty Ltd.                                                United Kingdom